EXHIBIT B

AMENDED AND RESTATED AGREEMENT REGARDING

JOINT FILING OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the “SEC”) any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the common stock of Amylin Pharmaceuticals, Inc. or any other issuer. For that purpose, the undersigned hereby constitute and appoint Eastbourne Capital Management, L.L.C., a Delaware limited liability company, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

Dated: February 2, 2009

Eastbourne Capital Management, L.L.C.

By:	/s/ Eric M. Sippel
Eric M. Sippel
Chief Operating Officer

Black Bear Fund I, L.P.
By: Eastbourne Capital Management, L.L.C., its General Partner

By:	/s/ Eric M. Sippel
Eric M. Sippel
Chief Operating Officer

Black Bear Fund II, L.L.C.
By: Eastbourne Capital Management, L.L.C., its Managing Member

By:	/s/ Eric M. Sippel
Eric M. Sippel
Chief Operating Officer

Black Bear Offshore Master Fund, L.P.
By: Eastbourne Capital Management, L.L.C., its General Partner

By:	/s/ Eric M. Sippel
Eric M. Sippel
Chief Operating Officer

/s/ Richard J. Barry
Richard J. Barry